                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                               ADAC LABORATORIES
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               ADAC LABORATORIES

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 9, 2000

                            ------------------------

TO THE SHAREHOLDERS OF ADAC LABORATORIES:

    The Annual Meeting of Shareholders of ADAC Laboratories, a California corporation (the "Company"), will be held at the offices of the Company, located at 540 Alder Drive, Milpitas, California 95035, on Thursday, March 9, 2000, at 1:00 p.m., local time, for the following purposes:

    (1) To elect members of the Board of Directors;

    (2) To approve an amendment to the Company's 1999 Long-Term Incentive Plan to increase the shares reserved for issuance thereunder by an additional 990,000 shares; and

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on January 11, 2000 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. A copy of the Company's Annual Report to Shareholders, including financial statements for the fiscal year ended October 3, 1999, is being sent to all shareholders as of the record date concurrently with the mailing of this Proxy Statement.

    Whether or not you expect to attend the Annual Meeting in person, please date, sign and mail the enclosed Proxy in the envelope provided as promptly as possible. The Proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting.

                                          By Order of the Board of Directors,

                                          [/S/ R. ANDREW ECKERT]

                                          R. Andrew Eckert
                                          CHAIRMAN OF THE BOARD

Milpitas, California
February 8, 2000

                               ADAC LABORATORIES
                                540 ALDER DRIVE
                           MILPITAS, CALIFORNIA 95035

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of ADAC Laboratories, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Thursday, March 9, 2000, at 1:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the offices of the Company, located at 540 Alder Drive, Milpitas, California 95035. This Proxy Statement and the accompanying proxy card are being mailed to all shareholders on or about February 8, 2000.

    Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed Proxy as promptly as possible, in the postage prepaid envelope provided, to insure that your shares will be voted at the Annual Meeting. Any shareholder who returns a proxy in such form has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Annual Meeting and voting in person. Any such proxy, if not revoked, will be voted at the Annual Meeting in accordance with the instructions specified therein.

RECORD DATE AND SHARE OWNERSHIP

    Shareholders of record at the close of business on January 11, 2000 are entitled to notice of and to vote at the meeting. At the record date, there were issued and outstanding 20,614,483 shares of Common Stock, each entitled to one vote.

    The following table sets forth, as of November 30, 1999, the number and percentage of shares of Common Stock beneficially owned (as defined in Rule 13d-3 adopted under the Securities Exchange Act of 1934) by (a) each nominee for director, each executive officer listed in the compensation disclosure table and all directors and executive officers of the Company as a group, and (b) all persons known to the Company to own beneficially more than five percent (5%) of any class of voting securities of the Company.

All such persons have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as otherwise stated in the following footnotes.

                                                           BENEFICIAL OWNERSHIP          PERCENT OF
                                                            OF COMMON STOCK(1)        VOTING SHARES(1)
                                                           --------------------       ----------------
(a) DIRECTORS, NOMINEES AND CERTAIN EXECUTIVE OFFICERS
---------------------------------------------------------
Stanley D. Czerwinski....................................           41,659(2)                  *
R. Andrew Eckert.........................................          303,087(3)                  *
Dennis R. Raney..........................................            2,000                     *
F. David Rollo...........................................           33,335(4)                  *
Edmund H. Shea, Jr.......................................          506,192(5)                2.4%
Bruce M. Blanco..........................................           16,875(6)                  *
Gerhard F. Burbach.......................................           80,000(7)                  *
Ian R. Farmer............................................          111,300(8)                  *
Neil J. Laird............................................               --                     *
All directors and executive officers as a group (9
  persons)...............................................        1,094,448(9)                5.3%

(b) OTHER PRINCIPAL SHAREHOLDERS
---------------------------------------------------------
Neuberger Berman LLC.....................................        1,733,900(10)               8.4%
605 Third Avenue
New York, NY 10158
FMR Corp.................................................        1,657,300(11)               8.0%
82 Devonshire Street
Boston, MA 02109

------------------------

   * Less than one percent (1%).

 (1) Based on information furnished by the persons named and 20,614,483 shares of Common Stock outstanding as of January 11, 2000. All references to options include options that were exercisable on November 30, 1999 and within sixty (60) days thereafter.

 (2) Includes 18,334 shares issuable upon exercise of options held by Mr. Czerwinski.

 (3) Includes 202,500 shares issuable upon exercise of options and 100,000 shares of restricted stock held by Mr. Eckert.

 (4) Includes 18,334 shares issuable upon exercise of options held by Dr. Rollo.

 (5) Includes 25,000 shares issuable upon exercise of options held by Mr. Shea. Also includes 85,580 shares held by J.F. Shea, Co., Inc. and 11,506 shares held by Mrs. Shea, as to which Mr. Shea disclaims beneficial interest.

 (6) Includes 16,875 shares issuable upon exercise of options held by Mr. Blanco.

 (7) Includes 55,000 shares issuable upon exercise of options and 25,000 shares of restricted stock held by Mr. Burbach.

 (8) Includes 85,000 shares issuable upon exercise of options and 25,000 shares of restricted stock held by Mr. Farmer.

 (9) Includes options to purchase 421,043 shares of Common Stock held by all directors and executive officers as a group.

 (10) Neuberger Berman, LLC has sole voting power over 684,600 shares, shared voting power over 1,043,300 shares, and shared dispositive power over 1,733,900 shares. Neuberger Berman Genesis

      Portfolio has shared voting power and shared dispositive power over 1,043,300 shares. Neuberger Berman Management, Inc. has shared voting power over 1,043,300 and shared dispositive power over 1,733,900 shares. The remaining balance of 6,000 shares is for individual client accounts over which Neuberger Berman, LLC has shared dispositive power. Neuberger Berman, LLC and Neuberger Berman Management, Inc. serve as sub-adviser and investment manager, respectively, of Neuberger Berman Genesis Portfolio.

 (11) Edward C. Johnson III, Chairman of FMR Corp., and FMR Corp., through Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., each has sole dispositive power over the 1,657,300 shares owned by various Fidelity funds. Fidelity Low-Priced Stock Fund was the beneficial owner of 1,350,000 such shares. Neither
      Mr. Johnson nor FMR Corp. has sole voting power over shares owned by the Fidelity funds, which power is held by the funds' board of trustees.
      Mr. Johnson and FMR Corp., through Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., each has sole dispositive power and sole voting power over 154,700 shares.

VOTING AND SOLICITATION

    The required quorum for the meeting is a majority of the outstanding shares of Common Stock eligible to be voted on the matters to be considered at the meeting. In the election of directors, the candidates receiving the highest number of affirmative votes cast in person or by proxy at the meeting up to the number of directors to be elected will be elected to office. The affirmative vote of a majority of the shares represented and voting in person or by proxy at the meeting (which affirmative votes constitute a majority of the required quorum) is required for approval of the amendment to the 1999 Long-Term Incentive Plan (Proposal 2).

    When your proxy is returned properly signed, the shares represented will be voted in accordance with your directions. Where specific choices are not indicated, proxies will be voted for Proposals 1 and 2. If a properly signed proxy or ballot indicates that a stockholder, broker or other nominee abstains from voting or that the shares are not to be voted on a particular proposal, the shares will not be counted as having been voted on that proposal, although such shares will be counted as being in attendance at the meeting for purposes of determining the presence of a quorum. Abstentions will not be reflected in a final tally of the votes cast for the election of directors.

    Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock which such shareholder is entitled to vote, or may distribute the shareholder's votes on the same principle among as many candidates as the shareholder chooses, provided that votes cannot be cast for more than the number of candidates to be elected. However, no shareholder shall be entitled to cumulate its votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of such shareholder's intention to cumulate such shareholder's votes. On all other matters, as explained above, each share of Common Stock has one vote.

    The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners, estimated at $20,000. The Company has retained Skinner & Co., a professional proxy solicitor, to assist in the solicitation of proxies and to arrange for dissemination of proxy materials. The agreement with Skinner & Co. provides that the fee payable for such services will amount to $3,500; such fee does not include expenses. Proxies may be solicited by the Company's directors, officers or other employees, without additional compensation, personally or by telephone, telegram or facsimile.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

GENERAL

    Presently the Company's Bylaws authorize five members to serve on the Board of Directors. The persons presently serving as directors, Messrs. Czerwinski, Eckert, Raney, Rollo and Shea, are proposed for election as directors. The proxy holders will be voting for all five nominees.

    In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted for a nominee designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. Directors are elected annually by the shareholders, and the term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

NOMINEES

    The names of the nominees, and certain information about them, are set forth below:

                                                                                              DIRECTOR
NOMINEE AND AGE                                      PRINCIPAL OCCUPATION                      SINCE
---------------                                      --------------------                     --------
Stanley D. Czerwinski (64)........  Consultant                                                  1991
R. Andrew Eckert (38).............  Chief Executive Officer of the Company                      1996
Dennis R. Raney (57)..............  Senior Vice President and Chief Financial Officer of        1999
                                    Novell, Inc.
F. David Rollo (60)...............  Chief Medical Officer of the Company                        1991
Edmund H. Shea, Jr. (70)..........  Executive Vice President and a director of J.F. Shea        1987
                                    Co., Inc.

    There is no family relationship between any director or executive officer of the Company.

    Mr. Czerwinski was elected a director in November 1991 and served as Chairman of the Board of the Company from February 1992 until March 1996.
Mr. Czerwinski previously served as the Company's Chief Executive Officer, President and Chief Operating Officer at various times since January 1991. He originally joined the Company in May 1986. Mr. Czerwinski is currently serving as a consultant to the Company. Prior to joining the Company, Mr. Czerwinski served for seventeen years in various management capacities at TRW.

    Mr. Eckert was elected a director in April 1996 and Chairman of the Board in April 1999. He has served as Chief Executive Officer of the Company since
August 1997. From March 1997 until August 1997, Mr. Eckert served as the President and Chief Operating Officer of the Company. From November 1994 to March 1997, he served as President and General Manager of ADAC Medical Systems, and from February 1992 to November 1994, he served as Executive Vice President and General Manager of the Company's nuclear medicine business. Mr. Eckert joined the Company in February 1990 and from that date until February 1992 held several other senior management positions with the Company. Prior to joining the Company, Mr. Eckert worked in the venture capital and investment banking industries with Summit Partners and Goldman Sachs, respectively.

    Mr. Raney was elected a director in March 1999. Mr. Raney is currently the Senior Vice President and Chief Financial Officer of Novell, Inc., a publicly-traded software company, which he joined in March 1998. In the preceding year, Mr. Raney served as Executive Vice President and Chief Financial Officer of QAD, Inc., a producer of enterprise resource planning software. From May 1996 to February 1997, he served as Executive Vice President and Chief Financial Officer of California Microwave, Inc., a manufacturer of wireless and satellite communications equipment and systems; and from December 1995 to May 1996, as Chief Financial Officer of General Magic, Inc., a developer of mobile computing agents. During the period of October 1993 through December 1995, Mr. Raney was the Senior Vice President and Chief Financial Officer of the Pharmaceutical Products Group for Bristol Myers Squibb Company, and prior to that served in a number of capacities at Hewlett-Packard Company for more than 24 years.

    Dr. Rollo was elected a director in 1991. In October 1999 Dr. Rollo joined the Company and is currently serving as its Chief Medical Officer. From
May 1996 to September 1999, Dr. Rollo was the Senior Vice President of Medical Affairs and Executive Medical Director of Raytel Medical Corporation, a leading cardiology services company. From April 1995 to May 1996, Dr. Rollo served as Senior Vice President of Medical Affairs for HCIA, a healthcare information company that develops and markets clinical and financial decision support systems. From October 1992 to April 1995, he served as President and Chief Executive Officer of MetriCor, Inc., a corporation engaged in medical technology, quality assurance and health information management consulting services. From 1984 until October 1992, Dr. Rollo served as Senior Vice President-Medical Affairs for Humana Inc. Prior to that, he served as Vice President for Humana from 1980 until 1984. He has held various academic and administrative positions with Vanderbilt University Medical Center since 1977, currently serving as Adjunct Professor of Radiology.

    Mr. Shea was elected a director in 1987. He co-founded, and since 1968 has served as the Executive Vice President and a director of J.F. Shea Co., Inc., a diversified construction, land development and venture investments company. He also serves as a director of Ironstone Group, Inc., a real and personal property tax appeal company.

BOARD MEETINGS, COMMITTEES AND DIRECTORS' COMPENSATION

    The Board of Directors of the Company held a total of four regular meetings and nine special meetings during the fiscal year ended October 3, 1999. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he served.

    The Board of Directors presently has an Audit Committee, a Compensation Committee, and a Nominating Committee. The Audit Committee and the Compensation Committee presently consist of Messrs. Raney and Shea. The Nominating Committee presently consists of Messrs. Eckert and Shea. The Audit Committee met seven times, the Compensation Committee met five times and the Nominating Committee met once in fiscal 1999.

    The Audit Committee, among other things, oversees the Company's internal controls and financial reporting, as well as the Company's compliance with legal and regulatory matters. The Compensation Committee's responsibilities include setting the compensation for the Company's executive officers, approving grants of stock options and other long-term incentives to employees, and administering the Company's long-term incentive plans. The Nominating Committee is responsible for nominating directors to serve on the Board and the various committees of the Board, nominating directors to fill vacancies and nominating a director to serve as Chairman of the Board. The Nominating Committee will consider nominations recommended by security holders provided that nominations are submitted in writing to Mr. Eckert, Chairman of the Nominating Committee, no later than September 30, 2000.

    During fiscal 1999, each non-employee director other than Mr. Raney received an option to purchase 3,333 shares of the Company's Common Stock under the Company's Directors' Stock Option Plan, which vests in full on the first anniversary of the date of grant. In accordance with the terms of the Directors' Stock Option Plan, Mr. Raney received an option to purchase 20,000 shares of the Company's Common Stock under that Plan when he joined the Board of Directors. This option vests ratably over a four-year period. In addition, each non-employee director received an annual retainer of $10,000, payable in quarterly installments, and $2,500 for each Board meeting attended in person and $500 for each Board meeting attended by telephone.

                                 PROPOSAL NO. 2
              AMENDMENT OF COMPANY'S 1999 LONG-TERM INCENTIVE PLAN
                    TO INCREASE SHARES RESERVED FOR ISSUANCE

    The shareholders approved the Company's 1999 Long-Term Incentive Plan in May 1999. The purpose of the Plan is principally to attract and retain the best available personnel whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company, to enable the Company to enlist and retain in its service the best available talent for the successful conduct of its business and to align the interest of such persons with the interests of the Company's shareholders. The Plan currently has reserved 920,000 shares of stock for issuance thereunder, but only 64,825 of these shares remain available for grant. On November 9, 1999, the Board of Directors approved an amendment to the Plan to increase the number of shares reserved for issuance under the Plan by 990,000. At the Annual Meeting, the shareholders are being asked to approve this increase.

SUMMARY OF THE 1999 LONG-TERM INCENTIVE PLAN

    GENERAL. Options, Stock Purchase Rights ("SPRs"), Stock Appreciation Rights ("SARs") and Long-Term Performance Awards may be granted under the Plan. Options granted under the Plan may be either "incentive stock options," as defined in
Section 422 of the Code, or nonstatutory stock options.

    ADMINISTRATION. The Plan may generally be administered by the Board or the Committee appointed by the Board (as applicable, the "Administrator").

    ELIGIBILITY; LIMITATIONS. Nonstatutory stock options and rights may be granted under the Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and rights may be granted, the time or times at which such options and rights shall be granted, and the number of shares subject to each such grant.

    Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and SARs granted to such persons, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options and SARs to purchase more than 300,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options or rights to purchase up to an additional 300,000 shares of Common Stock.

    TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

        (a) EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted; provided, however, that the exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, further, that the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. For purposes of the Plan, the fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

        (b) EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Plan generally vest and become exercisable over three years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

        (c) TERM OF OPTION. The term of an option shall be specified in the option agreement; provided, however, that the term of an incentive stock option may be no more than ten (10) years from the date of grant; provided further that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

        (d) TERMINATION OF EMPLOYMENT. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), the Optionee may exercise his or her option within such period as is determined by the Administrator at the time of grant to the extent the option is exercisable at the time of optionee's termination. In the absence of a determination by the Administrator, the Option shall remain exercisable for three (3) months following the Optionee's termination. To the extent the option is exercisable at the time of such termination, or to the extent the optionee does not exercise his or her option, the shares subject thereto shall revert to the Plan.

        (e) DEATH OR DISABILITY. If an optionee's employment or consulting relationship terminates as a result of death or disability, the Optionee may exercise his or her option within such period as is determined by the Administrator at the time of grant as to all of the shares subject thereto, including shares as to which the option would not otherwise be exercisable. In the absence of a determination by the Administrator, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. To the extent that the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) does not exercise the option before the expiration of such period, the shares subject thereto shall revert to the Plan.

        (f) OPTIONS TO OUTSIDE DIRECTORS. Except as set forth below, options granted to outside directors shall be governed by the generally applicable terms of the Plan. Each outside director shall be automatically granted an option (a "First Option") for 20,000 shares on the date on which such person first becomes an outside director (whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy). Each outside director shall receive an additional grant (a "Subsequent Option") for 3,333 shares on March 15th of each year (or the next business day if a weekend or holiday), except that each fourth year, the outside director's Subsequent Option shall cover 20,000 shares. The term of each First Option and each Subsequent Option shall be five (5) years.

        (g) NONTRANSFERABILITY OF OPTIONS. Options granted under the Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

        (h) OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

    STOCK PURCHASE RIGHTS. The Company may sell shares to eligible service providers pursuant to SPRs. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the repurchase option shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator; provided, however, that the vesting period shall not be less than four (4) years, unless the Administrator determines, in its sole discretion, to provide for vesting of no less than one (1) year. No more than 25% of the shares available for issuance on the first day of any fiscal year may be issued pursuant to SPRs in such fiscal year.

    LONG-TERM PERFORMANCE AWARDS. Long-Term Performance Awards are cash or stock bonus awards that may be granted either alone or in addition to other awards granted under the Plan. Such awards may be granted for no cash consideration. The Administrator shall determine the nature, length and starting date of any performance period (the "Performance Period") for each Long-Term Performance Award, and shall determine the performance or employment factors, if any, to be used in the determination of Long-Term Performance Awards and the extent to which such Long-Term Performance Awards are valued or have been earned. Long-Term Performance Awards shall be confirmed by, and be subject to the terms of, a Long-Term Performance Award agreement. The terms of such awards need not be the same with respect to each participant.

    The Administrator may adjust the performance factors applicable to the Long-Term Performance Awards to take into account changes in legal, accounting and tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

    STOCK APPRECIATION RIGHTS. The Plan also permits the granting of SARs. SARs may be granted alone or in addition to other awards under the Plan. An SAR entitles the optionee, by exercising the SAR, to receive from the Company an amount equal to the excess of the fair market value of the Common Stock covered by the exercised portion of the SAR, as of the date of such exercise, over the fair market value of the Common Stock covered by the exercised portion of the SAR as of the date of grant. Notwithstanding the foregoing, the Administrator of the Plan may place limits on the aggregate amount that may be paid upon exercise of an SAR. An SAR shall be exercisable, in whole or in part, at such time as the Administrator shall specify in the optionee's SAR agreement.

    The Company's obligation arising upon the exercise of an SAR may be paid in Common Stock or in cash, or any combination thereof, as the Administrator may determine. Shares issued upon the exercise of an SAR shall be valued at their fair market value as of the date of exercise.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or right outstanding under the Plan, and the exercise price of any such outstanding option or right.

    In the event of a liquidation or dissolution, any unexercised options or rights will terminate. The Administrator may, in its discretion declare that any option or right shall terminate as of a date fixed by the Administrator and provide that the vesting and exercisability of each option and right shall accelerate in full.

    In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and rights or to substitute substantially equivalent options and rights, the vesting and exercisability of each option and right shall accelerate in full. Notwithstanding the foregoing, in the event of a "Change in Control" as defined in the Plan, all options and rights outstanding on the date such Change in Control is determined to have occurred that are not yet fully exercisable and vested on such date become fully exercisable and vested.

    AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend or terminate the Plan or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Plan to the extent necessary to comply with Section 162(m) and

Section 422 of the Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any option or right previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate five years from the date of its adoption by the Board.

FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

    NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

    STOCK PURCHASE RIGHTS. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the date when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

    The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income that is recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

    STOCK APPRECIATION RIGHTS. No income shall be recognized by a recipient in connection with the grant of an SAR. When the SAR is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any Common Stock received upon the exercise. In the case of a recipient who is also an employee, any income recognized upon the exercise of an SAR will constitute wages for which withholding may be required. The Company will generally be entitled to a tax deduction in the same amount as the ordinary income recognized by the recipient. If the optionee receives Common Stock upon the exercise of an SAR, any gain or loss on the sale of such stock will be treated in the same manner as discussed above under "Nonstatutory Stock Options."

    The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of rights, and the Company with respect to the grant and exercise of options and rights under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

OUTSTANDING LONG-TERM INCENTIVE AWARDS

    As of October 3, 1999, options to purchase a total of 855,175 shares of Common Stock were outstanding under the Plan. As of such date, these options had an aggregate exercise price of $6,126,229, or an average of $7.16 per share, and, based upon the closing price of $9.50 on October 1, 1999 (the last trading day of the Company's 1999 fiscal year), the shares underlying these outstanding options had an aggregate market value of approximately $8,124,162. During fiscal 1999, the Company granted the named executive officers the options described below under "Stock Options Granted in Fiscal 1999" under the Plan, granted all executive officers as a group options to purchase an aggregate of 225,000 shares of Common Stock under the Plan with an exercise price of $7.25 per share, granted all current directors who are not executive officers as a group options to purchase an aggregate of 30,000 shares with an exercise price of $7.25, and granted all Company employees, excluding the foregoing executive officers, options to purchase an aggregate of 600,175 shares of Common Stock under the Plan at an average exercise price of $7.13 per share.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares represented and voting in person or by proxy at the Annual Meeting will be required to approve the amendment to the 1999 Long-Term Incentive Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                   ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

    The Compensation Committee of the Board of Directors (the "Committee") determines the level of compensation for the Company's chief executive officer and its other executive officers. The Committee determines the base salary and bonus compensation, and also makes recommendations for the grants of incentive compensation under the Company's incentive plans.

    The goals of the Company's compensation program are to structure incentive-based compensation that is closely tied to the Company's performance and long-term objectives, and to attract, retain and reward qualified executives who contribute to the Company's success.

    The primary components of the Company's compensation package are base salary, bonuses and incentive compensation.

    BASE SALARY. Base salaries of executive officers are determined based upon their level of responsibility, qualifications, level of experience, and individual performance. The Company uses outside consultants to review salary ranges for each executive officer against independent compensation analyses of salaries paid to executive officers in similar positions at comparable companies. Base salary levels are also designed to be competitive with the marketplace.

    BONUS COMPENSATION. The Company's bonus plan provides for cash bonuses based on the accomplishment of individual performance goals, company-wide profit targets and strategic objectives. The objectives are designed to further the Company's financial and operating performance, implement its strategic business plan, develop new products and maintain and increase market share. Generally, the goals are set at the beginning of the fiscal year based on the Company's long-term and short-term objectives, and accomplishment of these goals is assessed quarterly and annually. Bonuses range from 0% to 100% of base salary. To be awarded the maximum bonus, the officer must accomplish most or all of the individual objectives and the Company must achieve its financial objectives for the fiscal year.

    LONG-TERM INCENTIVE COMPENSATION. The Committee uses grants of stock options and restricted stock to supplement executive officers' base salary and bonus compensation. These grants provide long-term incentives for the achievement of the Company's strategic objectives and financial and operating goals, and align the executives' interests with those of the Company's shareholders. The Committee also makes these grants in order to retain and attract high-quality employees in the competitive job market of the Silicon Valley. The incentive program utilizes a vesting schedule to encourage executive officers to maintain a long-term perspective. The sizes of grants are based on the officers' level of responsibility, satisfaction of individual performance objectives, and the Company's performance.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. R. Andrew Eckert has been the Company's Chief Executive Officer since 1997. Mr. Eckert's overall compensation in fiscal 1999 was based on the Company's performance, Mr. Eckert's achievement of specified goals, and upon a compensation study of peer organizations conducted by an independent compensation consulting firm.
Mr. Eckert's base salary for fiscal 1999 was $500,000. He was also eligible to receive a bonus of up to $300,000. Of this amount, up to $120,000 was payable quarterly based on the Company's financial results, and up to $180,000 was payable at year-end based on Mr. Eckert's achievement of specified operating and strategic goals, including management development and pursuit of growth opportunities in certain business segments. Based on his level of achievement of these goals, the Company awarded Mr. Eckert a bonus of $131,250. In addition, the Company awarded Mr. Eckert a discretionary bonus of $50,000 for his achievement of certain additional objectives, including maintaining the Company's business momentum and improving the Company's infrastructure and internal controls. Mr. Eckert also received long-term incentive compensation consisting of 100,000 shares of restricted stock, and stock options for a total of 100,000 shares of Common Stock of the Company and 75,000 shares of common stock of ADAC Healthcare Information

Systems, Inc. in accordance with the Committee's philosophy set forth above under "Long-Term Incentive Compensation."

    This report on executive compensation has been furnished by the following members of the Compensation Committee of the Company's Board of Directors:

                                Dennis R. Raney
                              Edmund H. Shea, Jr.

    The foregoing Report on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. As noted above, the members of the Company's Compensation Committee are Messrs. Raney and Shea.

    EXECUTIVE COMPENSATION. The following table sets forth all compensation earned by or paid or awarded to Mr. Eckert, the Chief Executive Officer of the Company, and to the next four most highly compensated executive officers of the Company for all services rendered in all capacities for the periods shown.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                        ANNUAL COMPENSATION              --------------------------------------
                             -----------------------------------------   RESTRICTED   ADAC STOCK    HCIS STOCK
                              FISCAL      BASE                             STOCK        OPTION        OPTION
NAME AND CURRENT POSITION      YEAR      SALARY     BONUS     OTHER(1)     AWARDS       AWARDS       AWARDS(2)
-------------------------    --------   --------   --------   --------   ----------   -----------   -----------
R. Andrew Eckert...........    1999     $500,000   $181,250       --      $220,000      100,000        75,000
  Chief Executive              1998      450,000    240,000       --            --      170,000       107,931
  Officer                      1997      325,000    155,000       --            --      100,000            --

Bruce M. Blanco(3).........    1999     $157,503   $ 83,946       --            --       50,000            --
  Vice President, Finance      1998      145,976     45,125       --            --       27,500            --

Gerhard F. Burbach(3)......    1999     $225,000   $175,950       --      $181,250       90,000            --
  President, ADAC Medical      1998      154,000    138,000       --            --       75,000            --
  Systems

Ian R. Farmer(3)...........    1999     $190,000   $156,085       --      $181,250       50,000        15,000
  Senior Vice President,       1998      175,000    109,000       --            --       55,000            --
  Business Development

Neil J. Laird(4)...........    1999           --         --       --            --       50,000            --
  Senior Vice President,
  Chief Financial Officer

                               LONG-TERM COMPENSATION
                             --------------------------
                             LONG-TERM
                             INCENTIVE      ALL OTHER
NAME AND CURRENT POSITION     PAYOUTS     COMPENSATION
-------------------------    ----------   -------------
R. Andrew Eckert...........       --            --
  Chief Executive                 --            --
  Officer                         --            --
Bruce M. Blanco(3).........
  Vice President, Finance         --            --
Gerhard F. Burbach(3)......       --            --
  President, ADAC Medical         --            --
  Systems
Ian R. Farmer(3)...........       --            --
  Senior Vice President,          --            --
  Business Development
Neil J. Laird(4)...........       --            --
  Senior Vice President,
  Chief Financial Officer

------------------------------

(1) Not included in the compensation table are certain perquisites and other benefits which do not, in the aggregate, exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for each named executive officer.

(2) Represents options granted by the Company's subsidiary, ADAC Healthcare Information Systems, Inc. ("HCIS"), under the 1997 HCIS Stock Option Plan.

(3) Messrs. Blanco, Burbach and Farmer became executive officers of the Company in fiscal 1998.

(4) Mr. Laird became an executive officer of the Company at the end of fiscal 1999. Mr. Laird's base salary and bonus compensation for fiscal 1999 are not disclosed because they did not exceed $100,000 for that period.

    EXECUTIVE OFFICERS OF THE COMPANY. A description of Mr. Eckert's position with the Company and related information is set forth above under "(1) ELECTION OF DIRECTORS--Nominees". Descriptions of the Company's other current executive officers are set forth below.

    Mr. Gerhard F. Burbach, age 37, currently serves as President of the Medical Systems division of the Company. From September 1996, when he joined the Company, until September 1998, Mr. Burbach served as Senior Vice President and General Manager of the Radiation Therapy Products division of the Company. Prior to joining the Company, from 1990 to 1996, Mr. Burbach was a Senior Engagement Manager for McKinsey & Company, a management consulting firm.

    Mr. Ian R. Farmer, age 50, currently serves as Senior Vice President of Business Development for the Company. From 1995 to 1998, he served as Senior Vice President and General Manager of Nuclear Medicine. From 1993, when he joined the Company, until 1995, he served as Vice President of Marketing.

    Mr. Neil J. Laird, age 47, has served as the Company's Senior Vice President and Chief Financial Officer since September 1999, when he joined the Company. From March 1999 until September 1999, Mr. Laird served as Vice President and Chief Operating Officer of Coherent Medical Group, and from 1998 until
March 1999 he served as Vice President of Finance of Coherent Medical Group. From 1980 to 1997, he held various finance positions with Measurex Corporation and was Vice President and Corporate Controller from 1994 to 1997.

    The term of office of each of the above-named executive officers is at the pleasure of the Board of Directors. To the knowledge of the Company, there are no arrangements or understandings between these officers and any other person pursuant to which any of these officers was elected as an officer.

                      STOCK OPTIONS GRANTED IN FISCAL 1999

    The following table sets forth certain information concerning stock option grants made to certain executive officers during fiscal 1999. No other option grants were made to the named executive officers during fiscal 1999.

                                             INDIVIDUAL GRANTS(1)
                                             --------------------
                                                                                    POTENTIAL REALIZABLE VALUE
                                                                                      AT ASSUMED ANNUAL RATES
                               NUMBER OF     % OF TOTAL                                   OF STOCK PRICE
                               SECURITIES     OPTIONS                                    APPRECIATION FOR
                               UNDERLYING    GRANTED TO    PER SHARE                      OPTION TERM(2)
                                OPTIONS     EMPLOYEES IN   EXERCISE    EXPIRATION   ---------------------------
NAME                            GRANTED         1999       PRICE ($)      DATE          5%             10%
----                           ----------   ------------   ---------   ----------   -----------   -------------
R. Andrew Eckert.............   100,000          5.3        $ 7.25      07-07-09     $455,949      $1,155,463
                                 75,000(3)      12.9(4)       7.13      09-10-09      336,301         852,254

Bruce M. Blanco..............    20,000(5)       1.1        $21.75      01-19-09     $273,569      $  693,278
                                 10,000(5)        .5         13.50      03-15-09       84,901         215,155
                                 20,000(5)       1.1          7.25      07-07-09       91,189         231,093

Gerhard F. Burbach...........    15,000(5)        .8        $13.50      03-15-09     $127,351      $  322,732
                                 75,000          4.0          7.25      07-07-09      341,961         866,597

Ian R. Farmer................    50,000          2.6        $ 7.25      07-07-09     $227,974      $  577,732
                                 15,000(3)       2.6(4)       7.13      09-10-09       67,260         170,451

Neil J. Laird................    50,000(5)       2.6        $ 6.31      09-10-09     $198,416      $  502,826

------------------------

(1) All option grants, except those described in footnotes (3) and (5) below, were made by the Company under the Company's 1999 Long-Term Incentive Plan.

(2) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not an estimate or projection of future prices or appreciation of the Company's Common Stock or the actual future value of these options.

(3) Represents grants by the Company's subsidiary, HCIS, under the 1997 HCIS Stock Option Plan.

(4) Represents percentage of total options granted under the 1997 HCIS Stock Option Plan.

(5) Represents grants made by the Company under the Company's 1992 Stock Option Plan.

    The foregoing stock options vest in increments of 25%, 25% and 50% over three years from the date of grant. At the time of grant, options may be designated as incentive stock options. Options not designated as incentive stock options are granted as "non-qualified options." Options generally remain outstanding for five years or ten years from the date of grant, provided the recipient remains employed throughout that period. The post-termination exercise period is generally three months.

            AGGREGATED STOCK OPTION EXERCISES DURING FISCAL 1999 AND
                          YEAR-END STOCK OPTION VALUES

    The following table sets forth certain information concerning the exercise of stock options by the Company's executive officers during fiscal 1999, the "value realized", and the number and value of unexpired stock options at October 3, 1999 which such executive officers can exercise or in the future could exercise.

                                                            NUMBER OF UNEXERCISED      TOTAL VALUE OF UNEXERCISED
                                                            STOCK OPTIONS HELD AT      IN-THE-MONEY STOCK OPTIONS
                                                               OCTOBER 3, 1999         HELD AT OCTOBER 3, 1999(2)
                         SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                       ON EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     ---------------   -----------   -----------   -------------   -----------   -------------
R. Andrew Eckert.......         --              --         202,500        280,379        $    --       $249,298
Bruce M. Blanco........         --              --          16,875         60,625             --         45,000
Gerhard F. Burbach.....         --              --          55,000        150,000             --        168,750
Ian R. Farmer..........         --              --          85,000        105,000         37,500        112,500
Neil J. Laird..........         --              --              --         50,000             --        159,350

------------------------

(1) The "value realized" is calculated by determining the difference between the fair market value of ADAC Common Stock on the date of exercise of the options and the exercise price of such options.

(2) The value of unexercised stock options is calculated by determining the difference between the closing price of ADAC Common Stock on Friday, October 1, 1999, the last trading day of fiscal 1999, as reported on the Nasdaq Stock Market, of $9.50, and the exercise price of such options.

    CHANGE-IN-CONTROL AGREEMENTS. The Company has entered into Executive Severance Agreements with Messrs. Eckert, Burbach, Farmer and Laird. These agreements provide for a severance payment and acceleration of the exercisability of the executives' stock options upon a "change in control" of the Company. A "change in control" is deemed to occur if (a) any "person" or "group" (as defined in or pursuant to Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the voting power of the common stock outstanding which votes generally for the election of directors; (b) as a result of market or corporate transactions or shareholder action, the individuals who constitute the Board of Directors of the Company at the beginning of any period of 12 consecutive months (but commencing not earlier than July 1, 1995), plus any new directors whose election or nomination was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such period of 12 consecutive months, cease for any reason during such period of 12 consecutive months to constitute at least two-thirds of the members of such Board; or (c) the Company sells, through merger, assignment or otherwise, in one or more transactions other than in the ordinary course of business, assets which provided at least 2/3 of the revenues or pre-tax net income of the Company and its subsidiaries on a consolidated basis during the most recently-completed fiscal year.

    Notwithstanding the foregoing, the following events do not constitute a change in control: any acquisition of beneficial ownership pursuant to (a) a reclassification, however effected, of the Company's authorized common stock,
(b) a corporate reorganization involving the Company or any of its subsidiaries which does not result in a material change in the ultimate ownership by the shareholders of the Company (through their ownership of the Company or its successor resulting from the reorganization) of the assets of the Company and its subsidiaries, but only if such reclassification or reorganization has been approved by the Company's Board of Directors or (c) a spin-off by the Company of all or any portion of the ownership of any subsidiary whereby the Company's shareholders become shareholders of the subsidiary.

    If a change in control of the Company occurs, each executive will be entitled to a severance payment equal to 2.99 times the average annual compensation received by each such executive, including base salary, bonuses and other incentive compensation and stock option gains during the sixty-month period ending immediately preceding the calendar year in which the change in control occurs. Such severance payment will not be immediately paid if not later than ten days prior to the change in control, the executive is offered employment by the Company or its successor corporation on similar terms to those then applicable to the executive as an officer of the Company and, in such event, the severance payment would be paid to the executive twelve months following the change in control, but only if (i) the executive accepts such comparable employment with the Company and (ii) the executive is not, during such twelve-month period, terminated for cause. Such a change in control of the Company will also cause all stock options held by the executive to become immediately exercisable. In the event that the executive (i) purchases the shares subject to the accelerated stock options, (ii) sells the shares so purchased and (iii) is offered comparable employment by the Company or its successor, the executive must deposit in escrow with the Company an amount equal to 50% of the difference between his sales proceeds received from the sold shares and his option exercise price. These escrowed funds will be released to the executive from the escrow account if the executive has accepted the comparable employment offer and is not terminated for cause for twelve months after the change in control. If the executive does not accept such comparable employment from the Company or its successor or is terminated for cause during such twelve-month period, then the escrowed funds are released to the Company.

                               PERFORMANCE GRAPH

    The following graph sets forth the Company's total cumulative shareholder return as compared to the NASDAQ Stock Market (U.S.) Index and the Standard and Poor's Health Care (Medical Products and Supplies) Index for the period September 30, 1994 through September 30, 1999. Total shareholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the stocks represented in the NASDAQ Stock Market (U.S.) Index and the stocks represented in the Standard and Poor's Health Care (Medical Products and Supplies) Index, in each case on a "total return" basis assuming reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                  9/94    9/95    9/96    9/97    9/98    9/99
DOLLARS
ADAC LABORATORIES                                100.00  150.63  259.91  241.34  309.95  126.72
NASDAQ STOCK MARKET (U.S.)                       100.00  138.07  163.85  224.97  228.78  371.62
S & P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES)  100.00  161.54  194.19  240.16  289.74  324.00

                                                                 CUMULATIVE TOTAL RETURN AS OF SEPTEMBER 30
                                                       ---------------------------------------------------------------
                                                         1994       1995       1996       1997       1998       1999
                                                       --------   --------   --------   --------   --------   --------
ADAC Laboratories....................................    $100       $151       $260       $241       $310       $127
Nasdaq Stock Market (U.S.)...........................     100        138        164        225        229        372
S & P Health Care (Medical Products & Supplies)......     100        162        194        240        290        324

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of PricewaterhouseCoopers LLP has examined the financial statements of the Company for the fiscal year ended October 3, 1999, and has been selected to perform such service for the current fiscal year. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. The Company has been advised that neither that firm, nor any of its partners or associates, has any direct or indirect financial interest in or any connection with the Company other than as accountants and auditors.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Securities and Exchange Commission's rules under Section 16 of the Securities Exchange Act of 1934, as amended, require the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports showing their initial stock ownership and subsequent changes in such ownership with the SEC by specific dates.

    Based solely on its review of the copies of such forms received by it or written representations from the Company's appropriate officers and directors, the Company believes that, during the 1999 fiscal year, all filing requirements applicable to its officers and directors were complied with.

SHAREHOLDER PROPOSALS

    Individual shareholders of the Company may be entitled to submit proposals which they believe should be voted upon by the shareholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in annual proxy materials. All such proposals must be submitted to the Secretary of the Company no later than December 26, 2000 in order to be considered for inclusion in the Company's proxy materials related to the 2001 Annual Meeting of Shareholders.

OTHER BUSINESS

    Management does not know of any business to be presented other than the matters set forth above, but if other matters properly come before the meeting, it is the intention of the persons named in the Proxy to vote in accordance with their best judgment on such matters.

AVAILABILITY OF FORM 10-K

    The Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended October 3, 1999, as filed with the Securities and Exchange Commission, to any shareholder desiring a copy. Shareholders may write to ADAC Laboratories, 540 Alder Drive, Milpitas, California 95035, attention:
Investor Relations.

                                          By Order of the Board of Directors,

                                          [/S/ R. ANDREW ECKERT]

                                          R. Andrew Eckert,
                                          CHAIRMAN OF THE BOARD

Dated: February 8, 2000

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


                              ADAC LABORATORIES
                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of ADAC Laboratories, a California corporation, acting under the California General Corporation Law, hereby constitutes and appoints R. Andrew Eckert and Neil J. Laird, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Shareholders of said corporation to be held on Thursday, March 9, 2000, at 1:00 p.m., local time, at the offices of the Company, located at 540 Alder Drive, Milpitas, California 95035, and at any adjournments thereof, and in connection therewith to vote and represent all of the shares of Stock of said corporation which the undersigned would be entitled to vote, as follows:

    Said attorneys and proxies, and each of them, shall have all the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the meeting; all matters presented at the meeting but which are not known to the Board of Directors at the time of the solicitation of this proxy; and, with respect to the election of any person as a Director, if a bona fide nominee for the office is named in the Proxy Statement and such nominee is unable to serve or will not serve, to vote for any other person.


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Please mark your votes as indicated in this example /X/

1. Election of Directors:

FOR all nominees listed (EXCEPT AS LISTED BELOW) / /

WITHHOLD authority to vote for all nominees listed (mark one: the Board of Directors recommends a "FOR" vote for the election of the following nominees to the Board of Directors: STANLEY D. CZERWINSKI, R. ANDREW ECKERT, DENNIS R. RANEY, F. DAVID ROLLO AND EDMUND H. SHEA, JR.) / /

2. Approval of an amendment to the Company's 1999 Long-Term Incentive Plan to reserve for issuance thereunder an additional 990,000 shares: (mark one; the Board recommends a "FOR" vote).

                      FOR     AGAINST     ABSTAIN
                      / /       / /         / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the name(s) of such nominee(s) below.)

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EACH OF THE ABOVE-NAMED PROXIES PRESENT AT SAID MEETING, EITHER IN PERSON OR
BY SUBSTITUTE, SHALL HAVE AND EXERCISE ALL THE POWERS HEREUNDER. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED ON THE OTHER SIDE OF THIS PROXY. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF AND AS A GRANT OF AUTHORITY TO VOTE FOR THE OTHER PROPOSAL STATED ON THE OTHER SIDE HEREOF AND ON ANY OTHER MATTERS TO BE VOTED UPON.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COPY OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT RELATING TO THE MEETING.

PLEASE SIGN, DATE, AND RETURN PROXY PROMPTLY IN THE POSTAGE PREPAID ENCLOSED ENVELOPE.

Signature(s)                                    Dated              , 2000
            -----------------------------------      --------------

IMPORTANT: In signing this proxy, please sign your name or names on the signature lines in the same manner as it appears on your stock certificate. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT TENANT SHOULD SIGN.

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